UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013

SPRINT NEXTEL CORPORATION

(Exact name of registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 829-0965

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 21, 2013, Sprint Nextel Corporation, a Kansas corporation (the “Company”) and Collie Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”) entered into the Second Amendment to Agreement and Plan of Merger, dated as of May 21, 2013 (the “Second Amendment”), with Clearwire Corporation, a Delaware corporation (“Clearwire”). The Second Amendment increased the Merger Consideration, as defined in the Agreement and Plan of Merger, dated as of December 17, 2012, as amended on April 18, 2013, by and among the Company, Merger Sub and Clearwire, to $3.40 from $2.97. The Second Amendment is attached hereto as Exhibit 2.1.

As of April 2, 2013, the Company and its subsidiaries owned 739,010,818 shares (or approximately 50.2%) of Clearwire’s voting common stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Second Amendment to Agreement and Plan of Merger, dated as of May 21, 2013, by and among the Company, Merger Sub and Clearwire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION

Date: May 22, 2013	By:	/s/ Charles R. Wunsch
Charles R. Wunsch
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Second Amendment to Agreement and Plan of Merger, dated as of May 21, 2013, by and among the Company, Merger Sub and Clearwire.

4